As filed with the Securities and Exchange Commission on May 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIONSGATE STUDIOS CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	7812	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

250 Howe Street, 20th Floor

Vancouver, British Columbia

V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

(877) 848-3866

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce Tobey

Executive Vice President and General Counsel

Lionsgate Studios Corp.

2700 Colorado Avenue

Santa Monica, California 90404

(877) 848-3866

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward D. Herlihy Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1207	Kimberly Burns Dentons Canada LLP 250 Howe Street, 20th Floor Vancouver, British Columbia Canada, V6C 3R8

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the U.S. Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

On May 6, 2025, Lions Gate Entertainment Corp. (formerly trading on the New York Stock Exchange (the “NYSE”) under the ticker symbols LGF.A and LGF.B) (“Lionsgate” or “LGEC”) completed the separation of its motion picture and television studio operations (collectively referred to as the “Studio Business”) from its STARZ-branded premium subscription platform (the “Starz Business”) through a series of transactions contemplated by an arrangement agreement dated January 29, 2025, as amended on March 12, 2025 (the “Transactions”). As a result, (1) a new Lionsgate Studios Corp., (trading on the NYSE under the ticker symbol LION) (herein after referred to as the “Company,” “New Lionsgate,” “we,” “us,” “our” or “Registrant”) now holds, directly and through subsidiaries, the Studio Business, and (2) LGEC, which was renamed Starz Entertainment Corp. (“Starz”) (trading on the Nasdaq Stock Market under the ticker symbol STRZ) now holds, directly and through subsidiaries, the Starz Business.

This registration statement (the “Registration Statement”) is being filed to replace our registration statement on Form S-1 (Registration No. 333-286041), originally filed with the SEC on March 24, 2025, as subsequently amended and supplemented (the “S-1 Registration Statement”). This Registration Statement covers certain shares of common stock, without par value, of New Lionsgate (“New Lionsgate Common Stock”) that may be acquired upon exercise of options (“New Lionsgate Options”) or stock appreciation rights (“New Lionsgate SARs”) to acquire shares of the common stock of New Lionsgate that are held by former employees of Lionsgate and its subsidiaries (including New Lionsgate), who are not current employees or consultants of New Lionsgate or Starz and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award, that were previously registered pursuant to the S-1 Registration Statement. The New Lionsgate Options and New Lionsgate SARs are outstanding under the Lionsgate Studios Corp. 2025 Performance Incentive Plan (the “New Lionsgate 2025 Plan”) and were converted from stock options to purchase Class A voting shares and Class B non-voting shares (“LGEC common shares”) and stock appreciation rights to acquire LGEC common shares in connection with the Transactions.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2026

PROSPECTUS

LIONSGATE STUDIOS CORP.

157,869 Shares of Common Stock, without Par Value

The 157,869 shares of common stock, without par value, of New Lionsgate (f/k/a Lionsgate Studios Holding Corp.), an entity formed under the laws of the Province of British Columbia and previously a wholly-owned subsidiary of Lionsgate, covered by this prospectus include New Lionsgate Options or New Lionsgate SARs to acquire common shares of New Lionsgate that are held by former employees of LGEC and its subsidiaries (including New Lionsgate), who are not current employees or consultants of New Lionsgate or Starz, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award. The New Lionsgate Options and New Lionsgate SARs are outstanding under the New Lionsgate 2025 Plan and were converted from stock options to purchase LGEC common shares and stock appreciation rights to acquire LGEC common shares in connection with the separation of the businesses of Lionsgate Studios Holding Corp. (f/k/a Lionsgate Studios Corp.), a British Columbia corporation, which encompasses the motion picture and television studio operations, from the other businesses of Lionsgate, including the Starz Business. Any proceeds received by New Lionsgate from the exercise of New Lionsgate Options and New Lionsgate SARs covered by the New Lionsgate 2025 Plan (and issued pursuant to the offering described in this prospectus) will be used for general corporate purposes. In connection with the Transactions, Lionsgate was renamed to Starz Entertainment Corp. References in this prospectus to “LGEC” or “Lionsgate” refer to the entity as it existed prior to the Transactions.

As a result of the Transactions, shares of New Lionsgate Common Stock trade on the NYSE under the symbol “LION.” Prior to the completion of the Transactions, New Lionsgate was a wholly-owned subsidiary of LGEC. Trading of shares of New Lionsgate Common Stock under the symbol “LION” began on the first trading day following the completion of the Transactions. On May 26, 2026, the closing price of New Lionsgate Common Stock as reported on NYSE was $14.73 per share.

In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk  Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026.

i

ABOUT LIONSGATE STUDIOS CORP.

New Lionsgate is one of the world’s leading standalone, pure play content companies. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a premier talent management and production powerhouse at 3 Arts Entertainment and a more than 20,000-title film and television library, all driven by New Lionsgate’s bold and entrepreneurial culture.

New Lionsgate was incorporated under the Business Corporations Act (British Columbia) using the name Lionsgate Studios Holding Corp. on January 10, 2025. New Lionsgate’s head office address is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “projects,” “intend,” “expect,” “believe,” “anticipate,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning, and statements concerning strategy, identify forward-looking statements. These forward-looking statements include, among others, statements regarding future financial performance, anticipated trends, and prospects in the markets and industries in which New Lionsgate operates, business prospects and strategies, including the Transactions, and anticipated financial position, liquidity, and capital needs relating to New Lionsgate. For those statements, New Lionsgate claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are estimates and projections reflecting judgments and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although New Lionsgate believes that the estimates and projections reflected in the forward-looking statements are reasonable, these expectations may prove to be incorrect. Other unknown or unpredictable factors also could have material adverse effects on New Lionsgate’s future results, performance or achievements. When considering forward-looking statements, you should keep in mind the factors described in Part I. “Item 1A. Risk Factors” and Part II. “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, incorporated by reference herein. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, among others:

•	Weakness in the global economy and financial markets, including a recession.

•

Competitive factors that could adversely affect New Lionsgate’s operations, including new product or service introductions and technologies by its current or future competitors, consolidation or strategic alliances among media companies, and/or distributors to improve their competitive position or develop new models for the delivery of entertainment, increased pricing pressure due to the impact of low-cost content providers or new entrants into its markets.

•	The adverse financial impact resulting from unfavorable changes in foreign currency exchange rates.

•	Regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates, and their potential effect on the operating performance of New Lionsgate.

•

Security breaches of New Lionsgate’s information systems, which could impair its ability to conduct business, compromise sensitive information of New Lionsgate and its customers and other business partners, and result in actions by regulatory bodies or civil litigation.

•

The impact of business combinations or divestitures, including any volatility in earnings relating to acquisition-related costs, and New Lionsgate’s ability to successfully integrate any business it may acquire.

•

Conditions in international markets, including social and political conditions, civil unrest, terrorist activity, governmental changes, restrictions on the ability to transfer capital across borders, tariffs and other protectionist measures, difficulties in protecting and enforcing its intellectual property rights and governmental expropriation of assets. New Lionsgate’s international operations also increase its compliance risks, including risks under the Foreign Corrupt Practices Act and other anti-corruption laws, as well as regulatory and privacy laws.

•

Natural disasters, global pandemics, wars, terrorism, labor disruptions or strikes, and international conflicts that could cause significant economic disruption and political and social instability, resulting in decreased demand for New Lionsgate’s services or adversely affect New Lionsgate’s content procurement and distribution capabilities.

•

Pending and potential future litigation or other proceedings asserting, including and/or subpoenas seeking information with respect to, alleged violations of law and/or regulation, including the availability or collectability of insurance relating to any such claims.

•

New or changing laws and regulations affecting domestic and foreign operations, or changes in enforcement practices, including laws relating to trade, monetary and fiscal policies or taxation (including tax reforms that could adversely impact multinational corporations).

•	Issuance of new or revised accounting standards by the Financial Accounting Standards Board or the SEC.

•	Risks associated with additional indebtedness.

•	Other risks and uncertainties discussed in this prospectus and other reports that New Lionsgate may file with the SEC.

New Lionsgate believes these forward-looking statements are reasonable. However, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. The above list of factors is not exhaustive or necessarily in order of importance. New Lionsgate is not under any obligation, nor does it intend, to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus to reflect circumstances existing after the date of this prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized, except as required by law.

THE OFFERING

Common stock offered:	157,869 shares of New Lionsgate Common Stock

Use of Proceeds:	Any proceeds received by New Lionsgate from the exercise of New Lionsgate Options or New Lionsgate SARs covered by the New Lionsgate 2025 Plan (and issued pursuant to the offering described in this prospectus) are expected to be used for general corporate purposes. These proceeds represent the exercise prices for the New Lionsgate Options and New Lionsgate SARs. See “Use of Proceeds.”

Risk Factors:	For a discussion of risks and uncertainties involved with an investment in shares of New Lionsgate Common Stock, see “Risk Factors” included elsewhere in this prospectus and any risk factors described in any accompanying prospectus supplement.

Listing:	Prior to the completion of the Transactions, there was no established public trading market for New Lionsgate Common Stock. Shares of New Lionsgate Common Stock trade under the symbol “LION” following the completion of the Transactions.

RISK FACTORS

Investing in our common stock involves risks. Before deciding to invest in our common stock, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, which are incorporated by reference into this prospectus in their entirety, and may be amended, supplemented or superseded from time to time by our subsequent filings under the Exchange Act, including any subsequent Quarterly Reports on Form 10-Q. You should also consider the risk factors described in any related prospectus supplement or any documents we incorporate by reference in the future. Our business, results of operations, financial condition, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. In such event, the market price of our common stock could decline.

USE OF PROCEEDS

Any proceeds received by New Lionsgate from the exercise of New Lionsgate Options and New Lionsgate SARs covered by the New Lionsgate 2025 Plan (and issued pursuant to the offering described in this prospectus) are expected to be used for general corporate purposes. These proceeds represent the exercise prices for the New Lionsgate Options and New Lionsgate SARs. We will have broad discretion over the use of proceeds from the exercise of New Lionsgate Options covered by the New Lionsgate 2025 Plan.

PLAN OF DISTRIBUTION

Shares of New Lionsgate Common Stock offered hereby will be issued upon the exercise and settlement of New Lionsgate Options and New Lionsgate SARs to purchase New Lionsgate Common Stock issued pursuant to the New Lionsgate 2025 Plan.

DESCRIPTION OF CAPITAL STOCK

See our “Description of Capital Stock” included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, which is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the shares of New Lionsgate Common Stock has been passed upon for New Lionsgate by Dentons Canada LLP.

EXPERTS

The consolidated financial statements of Lionsgate Studios Corp. appearing in Lionsgate Studios Corp.’s Annual Report (Form 10-K) for the year ended March 31, 2026, and the effectiveness of Lionsgate Studios Corp.’s internal control over financial reporting as of March 31, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission), given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Registrant files annual, quarterly, and current reports, proxy statements and other information with the SEC and the Canadian Securities Administrators. The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. The Canadian Securities Administrators maintains an Internet website that contains regulatory filings and disclosure and other materials that are filed through the System for Electronic Document Analysis and Retrieval (SEDAR) or any successor thereto. You may review a copy of the Registration Statement, including its exhibits and schedules, on the Internet website maintained by the SEC at www.sec.gov and the Internet website maintained by the Canadian Securities Administrators at https://www.sedarplus.ca. Copies of documents filed with the SEC by New Lionsgate may be obtained free of charge on New Lionsgate’s investor relations website at https://investors.lionsgate.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the shares of New Lionsgate Common Stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. You should refer to the registration statement, including its amendments, supplements, exhibits and schedules, for further information about New Lionsgate and New Lionsgate Common Stock. Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and, if the contract or document is filed as an exhibit to a registration statement, are qualified in all respects by reference to the relevant exhibit.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any prospectus supplement or free writing prospectus provided to you by us modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on May 27, 2026;

•	our Current Report on Form 8-K filed with the SEC on April 15, 2026;

•

the description of our securities filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on May 27, 2026, including any amendments or reports filed for the purpose of updating this description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 (including exhibits furnished under Item 9.01 in connection with information furnished under Item 2.02 or Item 7.01) of Form 8-K.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Lionsgate Studios Corp.

Attn: Investor Relations

2700 Colorado Avenue

Santa Monica, California 90404

(310) 499-9200

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the issuance of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$233.06
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$30,000
Printing Expenses	$50,000
Total	$130,233.06

Item 15.	Indemnification of Directors and Officers

The New Lionsgate Articles provide that New Lionsgate must indemnify its current and former directors and officers (each, an “eligible party”) and their heirs and legal personal representatives against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of a legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of New Lionsgate is or may be joined as a party or is or may be liable for or in respect of a judgment, penalty, or fine in, or expenses related to, the proceeding (an “eligible proceeding”) and must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. British Columbia law prohibits indemnification if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if, in relation to the subject matter of the eligible proceeding, the director did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the director did not have reasonable grounds for believing that the director’s conduct in respect of which the proceeding was brought was lawful.

The New Lionsgate Articles permit New Lionsgate to purchase and maintain insurance for the benefit of any person (or his or her heirs or legal representatives) who (a) is or was a director, officer, employee or agent of the Company; (b) is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate (as defined in the New Lionsgate Articles) of the Company; (c) at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or (d) at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

The agreements filed as exhibits to this Registration Statement may contain provisions regarding indemnification of the registrants’ directors and officers against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

(a) The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this Registration Statement.

(b) Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1	Arrangement Agreement, dated as of January 29, 2025, by and among Lions Gate Entertainment Corp., Lionsgate Studios Holding Corp., Lionsgate Studios Corp., and LG Sirius Holdings ULC (incorporated by reference to Exhibit 2.1 of New Lionsgate’s Current Report on Form 8-K filed on May 7, 2025).

2.2	Amendment No.1 to Arrangement Agreement, dated as of March 12, 2025, by and among Lions Gate Entertainment Corp., Lionsgate Studios Corp., Lionsgate Studios Holding Corp. and LG Sirius Holdings ULC (incorporated by reference to Exhibit 2.2 of New Lionsgate’s Current Report on Form 8-K filed on May 7, 2025).

2.3	Plan of Arrangement by and among Lions Gate Entertainment Corp., Lionsgate Studios Holding Corp., Lionsgate Studios Corp., and LG Sirius Holdings ULC (incorporated by reference to Exhibit 2.3 of New Lionsgate’s Registration Statement on Form S-1/A (File No. 333-286041) New Lionsgate’s filed on July 24, 2025).

2.4	Separation Agreement, dated as of May 6, 2025, by and among Lions Gate Entertainment Corp., Lionsgate Studios Holding Corp., Lionsgate Studios Corp., and LG Sirius Holdings ULC (incorporated by reference to Exhibit 2.4 of New Lionsgate’s Registration Statement on Form S-1/A (File No. 333-286041) New Lionsgate’s filed on July 24, 2025).

4.1	Indenture, dated as of May 8, 2024, among Lions Gate Capital Holdings 1, Inc., the guarantors party thereto, and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of New Lionsgate’s Current Report on Form 8-K filed on May 7, 2025).

4.1.1	Supplemental Indenture No. 1, dated as of May 13, 2024 (incorporated by reference to Exhibit 4.1.1 of New Lionsgate’s Current Report on Form 8-K filed on May 7, 2025).

4.1.2	Supplemental Indenture No. 2, dated as of September 25, 2024 (incorporated by reference to Exhibit 4.1.2 of New Lionsgate’s Current Report on Form 8-K filed on May 7, 2025).

4.1.3	Supplemental Indenture No. 3, dated as of December 31, 2024 (incorporated by reference to Exhibit 4.1.3 of New Lionsgate’s Current Report on Form 8-K filed on May 7, 2025).

4.1.4	Supplemental Indenture No. 4, dated as of May 8, 2024 (incorporated by reference to Exhibit 4.1.4 of New Lionsgate’s Current Report on Form 8-K filed on May 7, 2025).

4.1.5	Supplemental Indenture No. 5, dated as of February 3, 2025 (incorporated by reference to Exhibit 4.1.5 of New Lionsgate’s Current Report on Form 8-K filed on May 7, 2025).

4.1.6	Supplemental Indenture No. 6, dated as of April 23, 2025 (incorporated by reference to Exhibit 4.1.6 of New Lionsgate’s Current Report on Form 8-K filed on May 7, 2025).

4.1.7	Supplemental Indenture No. 7, dated as of May 6, 2025 (incorporated by reference to Exhibit 4.1.7 of New Lionsgate’s Current Report on Form 8-K filed on May 7, 2025).

4.1.8	Supplemental Indenture No. 8, dated as of May 6, 2025 (incorporated by reference to Exhibit 4.1.8 of New Lionsgate’s Annual Report on Form 10-K filed on May 30, 2025).

4.1.9	Supplemental Indenture No. 9, dated as of September 23, 2025 (incorporated by reference to Exhibit 4.1.9 of New Lionsgate’s Annual Report on Form 10-Q filed on November 11, 2025).

4.1.10	Supplemental Indenture No. 10, dated as of December 18, 2025 (incorporated by reference to Exhibit 4.1.10 of New Lionsgate’s Annual Report on Form 10-Q filed on February 5, 2026).

5.1x	Opinion of Dentons Canada LLP regarding legality of securities being registered.

23.1x	Consent of Ernst & Young LLP, independent registered public accounting firm for Lionsgate Studios Corp.

23.2x	Consent of Dentons Canada LLP (included as part of Exhibit 5.1 hereto).

24.1x	Powers of Attorney (included on the signature pages hereto).

107x	Filing fee table

x	Filed herewith.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low- or high- end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with, or furnished to, the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of, and included in, the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of, and included in, the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on May 27, 2026.

LIONSGATE STUDIOS CORP.

By:	/s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Jon Feltheimer, Bruce Tobey and Adrian Kuzycz, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the SEC and the Canadian Securities Administrators any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF and pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title

/s/ James W. Barge James W. Barge	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Gordon Crawford Gordon Crawford	Director

/s/ Jon Feltheimer Jon Feltheimer	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Emily Fine Emily Fine	Director

/s/ Michael T. Fries Michael T. Fries	Director

/s/ John D. Harkey, Jr. John D. Harkey, Jr.	Director

/s/ Susan McCaw Susan McCaw	Director

/s/ Steven Mnuchin Steven Mnuchin	Director

/s/ Yvette Ostolaza Yvette Ostolaza	Director

/s/ Mark H. Rachesky, M.D. Mark H. Rachesky, M.D.	Director

/s/ Richard Rosenblatt Richard Rosenblatt	Director

/s/ Harry E. Sloan Harry E. Sloan	Director